Exhibit 99.1

June 29, 2020

Media:        Peter Lucht – 781.655.2288

Investors: Douglas Levy – 203.900.6846

Citizens Financial Group, Inc. Announces Key Aspects of Capital Plan

PROVIDENCE, R.I. – Citizens Financial Group, Inc. (NYSE: CFG or the “Company”) today announces key aspects of its 2020 Capital Plan (the “Plan”), which includes maintaining quarterly common dividends at the current level of $0.39 per share through the stress capital buffer (“SCB”) window period ending third quarter 2021. The Company previously announced its intention to cease stock repurchases through December 31, 2020. The Company will assess potential changes to its capital distributions over the planning horizon as conditions warrant.

The Company’s announcement follows the publication by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) of the results from its DFAST stress tests and the related Comprehensive Capital Analysis and Review (“CCAR”) on June 25, 2020 and communication to Citizens of its preliminary SCB of 3.4%. Citizens has concluded that its proposed capital distributions under the Plan would be consistent with effective capital distribution limitations assuming the 3.4% SCB requirement provided by the Federal Reserve were in place during the relevant quarters.

The Federal Reserve has implemented a restriction for third quarter 2020 that a bank’s quarterly common dividend may not be increased or exceed its average net income over the preceding four quarters regardless of its capital levels, and this limitation may be extended by the Federal Reserve quarter-by-quarter. Given CFG’s view of the economic outlook and its current forecasted profitability, management expects that its proposed quarterly dividend under the Plan would not be impacted by this restriction throughout 2020.

“We are pleased that the Federal Reserve’s 2020 CCAR results illustrate Citizens’ strong capital position and the continued improvements we’ve made to our balance sheet and business model. These results highlight our capacity to maintain our dividend through the real-life stress the country is experiencing this year,” said Bruce Van Saun, Chairman and Chief Executive Officer. “We continue to demonstrate our resiliency, with a strong capital base that we are putting to use in support of our clients and communities.”

Citizens Financial Group, Inc.

The Company plans to follow a reconsideration process regarding the SCB calculated by the Federal Reserve. The Federal Reserve’s pre-provision net revenue (“PPNR”) model continues to use data from earlier periods when Citizens was owned by a foreign bank. The Company was ineligible for TARP and due to challenges with its parent was forced to severely reduce the size of its balance sheet, resulting in a rapid collapse of PPNR. While the Federal Reserve has adjusted its PPNR model to more heavily weight recent data, these changes are phased in over two cycles. This as well as other considerations are leading to an inaccurate result for Citizens for the 2020 exercise.

The resilience of Citizens’ PPNR given changes to its business mix and improvement in its profitability over time is evidenced by its current operating performance in the real-life stress of 2020. The Company’s ratio of PPNR to average assets in first quarter 2020 was 3.5%*, and second quarter 2020 is projected to remain strong. This resilience compares favorably with peers and with the Federal Reserve’s modeled outcome of 2.3% for CFG.

In addition, the Company’s modeled credit loss rate of 4.2% under the 2020 Supervisory Severely Adverse scenario is significantly lower than the Federal Reserve’s estimate of 5.6%. The Company believes the Federal Reserve’s credit loss modeling methodology does not fully reflect the consideration of certain loan characteristics and certain counterparty loss-sharing obligations, resulting in higher credit loss rate estimates.

The SCB reconsideration process will take place over July and August, and the Company will work cooperatively with the Federal Reserve to try to address these issues.

In light of the uncertain macroeconomic environment, the Federal Reserve is requiring large banks like Citizens to update and resubmit their capital plans using new scenarios that the Federal Reserve will supply later this year. The Company will be required to resubmit its capital plan within 45 days after the Federal Reserve provides the new scenarios.

Proposed dividends are subject to consideration and approval by CFG’s Board of Directors. The timing and amount of common dividends in accordance with the Plan will be subject to various factors, including the Company’s capital position, financial performance and market conditions.

The Federal Reserve’s public disclosure of 2020 DFAST and CCAR results for all participating bank holding companies is available on the Federal Reserve’s website.

* The ratio of PPNR to average assets for first quarter 2020 is presented on a nine-quarter equivalent basis.

Citizens Financial Group, Inc.

About Citizens Financial Group, Inc.

Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $176.7 billion in assets as of March 31, 2020. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a 24/7 customer contact center and the convenience of approximately 2,800 ATMs and approximately 1,000 branches in 11 states in the New England, Mid-Atlantic and Midwest regions. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on Twitter, LinkedIn or Facebook.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. Statements regarding potential future share repurchases and future dividends, as well as the potential effects of the COVID-19 pandemic on our business, operations, financial performance and prospects, are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

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Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense;

•	The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment;

•	Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals;

•	The COVID-19 pandemic and its effects on the economic and business environments in which we operate;

•	Our ability to meet heightened supervisory requirements and expectations;

•	Liabilities and business restrictions resulting from litigation and regulatory investigations;

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Our capital and liquidity requirements (including under regulatory capital standards, such as the U.S. Basel III capital rules) and our ability to generate capital internally or raise capital on favorable terms;

•	The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

Citizens Financial Group, Inc.

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Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;

•	The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses;

•	A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and

•	Management’s ability to identify and manage these and other risks.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. Further, statements about the effects of the COVID-19 pandemic on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and us.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the period ending March 31, 2020.

CFG-IR